FIRST AMENDMENT TO
                 AGREEMENT TO PURCHASE AND SELL APARTMENT PROPERTY


       This FIRST AMENDMENT TO AGREEMENT TO PURCHASE AND SELL APARTMENT PROPERTY ("Amendment"), is made as of the 5th day of June, 1995, by and between Kemper/Cymrot Real Estate Investment Fund A, L.P., a Delaware limited partnership ("Seller"), and Stonesfair Financial Corporation, a California corporation ("Purchaser").

                                     RECITALS

       A. Seller and Purchaser have entered into that Agreement To Purchase And Sell Apartment Property dated as of the 5th day of May, 1995 (the "Agreement") for the purchase and sale of the Fox Ridge Apartments, which is a 180 unit apartment project located at 3715 Tallyho Drive, Sacramento, California. Terms defined in the Agreement are used with the same meanings herein.

       B. Seller and Purchaser have agreed to amend and confirm the Agreement on the terms and conditions stated in this Amendment.

       NOW, THEREFORE, in consideration of the respective agreements, covenants and conditions contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment agree as follows:

       1.   Defined Terms.  The definitions of the following terms in Section
  1.1 of the Agreement are hereby deleted and the following are substituted in lieu thereof:

            Contingency Period
            Expiration Date:         June 14, 1995

            Closing Date:            June 23, 1995.


       2. Confirmation. Except as expressly modified by the terms of this Amendment, the parties hereby confirm and ratify the Agreement and agree that the Agreement is and shall continue in full force and effect.

       3.   Interpretation.

            A. This Amendment represents the entire agreement between the parties hereto regarding amendments to the Agreement. No future modification, termination or amendment of the Agreement may be made, except by written agreement executed by the parties hereto.

            B. This Amendment may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute one and the same agreement.

            D. The validity, construction and enforceability of this Amendment shall be governed in all respects by the laws of the State of Illinois, without regard to its conflict of laws rules.

       IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the day and year first above written.

                                     KEMPER/CYMROT REAL ESTATE INVESTMENT FUND
                                     A, L.P., a Delaware limited partnership

                                     By:  KEMPER/CYMROT PARTNERS, L.P., a
                                          Delaware limited partnership, its
                                          general partner

                                     By:  KEMPER REAL ESTATE, INC., a Delaware
                                          corporation, its managing general
                                          partner



                                          By:  /s/ John E. Neal
                                          Its Authorized Signatory



                                          By:  /s/ John W. Burns
                                          Its Authorized Signatory


                                     STONESFAIR FINANCIAL CORPORATION, a
                                     California corporation


                                     By:  /s/ R. Thomas Fair
                                     Name: R. Thomas Fair